Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF
ENCORE MEDICAL SUB, INC.

     I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

ARTICLE ONE

NAME

     The name of the Corporation is Encore Medical Sub, Inc.

ARTICLE TWO

EXISTENCE

     The Corporation will have perpetual existence.

ARTICLE THREE

PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

SHARES

     The aggregate number of shares of stock which the Corporation shall have authority to issue is 1,000, all of which shall be designated as Common Stock, having a par value of $.001 per share.

ARTICLE FIVE

STOCKHOLDER

     No stockholder of the Corporation will, solely by reason of holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other

CERTIFICATE OF INCORPORATION	ENCORE MEDICAL SUB, INC.

securities would adversely affect the dividend, voting or any other rights of such stockholder. The Board of Directors may authorize the issuance of, and the Corporation may issue, shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase any such shares, without offering any shares of any class to the existing holders of any class of stock of the Corporation.

ARTICLE SIX

STOCKHOLDERS MEETINGS

     At all meetings of stockholders, a quorum will be present if the holders of a majority of the shares entitled to vote at the meeting are represented at the meeting in person or by proxy.

ARTICLE SEVEN

VOTING

     Stockholders of the Corporation will not have the right of cumulative voting for the election of directors or for any other purpose.

ARTICLE EIGHT

BYLAWS

     The Board of Directors is expressly authorized to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws.

ARTICLE NINE

INDEMNIFICATION

     (a) The Corporation will, to the fullest extent permitted, and in accordance with the Delaware General Corporation Law, as the same exists or may hereafter be amended, indemnify any and all persons it has power to indemnify under such law from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law. Such indemnification may be provided pursuant to any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director, officer, employee or agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

     (b) If a claim under the preceding paragraph (a) is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action

CERTIFICATE OF INCORPORATION	ENCORE MEDICAL SUB, INC.

brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the laws of the State of Delaware nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

ARTICLE TEN

AMENDMENT

     To the fullest extent permitted by the laws of the State of Delaware as the same exist or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal, amendment or modification of this Article will not increase the personal liability of any director of the Corporation for any act or occurrence taking place before such repeal or modification, or adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, amendment or modification. The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated by the provisions of this Article.

ARTICLE ELEVEN

REGISTERED OFFICE

     The address of the Corporation’s initial registered office is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle, and the name of its initial registered agent at that address is The Corporation Trust Company.

ARTICLE TWELVE

BOARD OF DIRECTORS

     The number of directors constituting the initial Board of Directors of the Corporation is three and the names and mailing addresses of such persons, who are to serve as directors until the first annual meeting of the stockholders or until their successors are elected and qualified, are:

CERTIFICATE OF INCORPORATION	ENCORE MEDICAL SUB, INC.

Name	Address
Kenneth W. Davidson	9800 Metric Boulevard
Austin, Texas 78758

Harry L. Zimmerman	9800 Metric Boulevard
Austin, Texas 78758

August Faske	9800 Metric Boulevard
Austin, Texas 78758

     Hereafter, the number of directors will be determined in accordance with the Bylaws of the Corporation.

ARTICLE THIRTEEN

INCORPORATOR

     The powers of the incorporator will terminate upon the filing of this Certificate. The name and mailing address of the incorporator are:

Name	Address
Lisa M. Relling	100 Congress Avenue, Suite 1100
Austin, Texas 78701

     EXECUTED as of the 11th day of May, 2004.

ENCORE MEDICAL SUB, INC.

/s/Lisa M. Relling

Lisa M. Relling, Incorporator

CERTIFICATE OF INCORPORATION	ENCORE MEDICAL SUB, INC.

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF
ENCORE MEDICAL SUB, INC.

     Pursuant to Section 242 of the General Corporation Law of the State of Delaware (“DGCL”), the undersigned, pursuant to the provisions of the DGCL, does hereby certify and set forth as follows:

     FIRST: That at a meeting of the Board of Directors of Encore Medical Sub, Inc. (the “Corporation”), a resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a special meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article One thereof so that, as amended, said Article shall be and read as follows:

ARTICLE ONE

NAME

     The name of the Corporation is Encore Medical IHC, Inc.

     SECOND: That thereafter, pursuant to such resolution of its Board of Directors, a unanimous written consent in lieu of a special meeting of the stockholders of the Corporation was duly executed in accordance with Section 228 of the DGCL.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 23rd day of September, 2004.

ENCORE MEDICAL SUB, INC.

By:	/s/ Harry L. Zimmerman
Harry L. Zimmerman,
Secretary, Assistant Treasurer